UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported):  April 1, 2020
 ZOVIO INC
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1811 E. Northrop Blvd. Chandler, Arizona	85286
(Address of principal executive offices)	(Zip Code)
 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 2, 2020, Zovio Inc (the “Company”) announced the appointment of Mr. Chris Spohn as the Company’s Executive Vice President of Operations.

Mr. Spohn was most recently the President of Rocky Mountain College of Art & Design, a for-profit art and design school, since 2017. At Rocky Mountain, Mr. Spohn drove the re-engineering of all operations related to the institution, while planning and directing all programs and services of the institution. From 2015 to 2016, Mr. Spohn served as Chief Executive Officer (Acting Campus Director) of Gnomon School for Visual Effects, Animation & Game Design, overseeing all school operations. Mr. Spohn also served as a member of the board of directors for Gnomon School from 2013 to 2016. From 2012 to 2015, Mr. Spohn served as President of WebWise Education, LLC, an online tutoring company, facilitating all business operations for the company. From 2011 to 2012, Mr. Spohn served as Chief Executive Officer of Higher Education Online, a United Kingdom-based education company, overseeing the start-up operations for the company. From 2004 to 2010, Mr. Spohn served as our Chief Admissions Officer, focusing on all operations related to recruiting, business development, and quality assurance. Mr. Spohn received his Bachelor of Arts from Azusa Pacific University and has completed the CORO Public Affairs Executive Leadership Program.

Mr. Spohn does not have a family relationship with any director or executive officer of the Company. There have been no recent transactions, nor are there any currently proposed transactions, to which the Company has been or will be a party and in which Mr. Spohn has had or will have a direct or indirect material interest.

Mr. Spohn will commence employment with the Company on April 30, 2020 (the “Effective Date”) pursuant to the terms of an employment agreement entered into between the Company and Mr. Spohn on April 1, 2020 (the “Employment Agreement”). The Employment Agreement provides that Mr. Spohn’s initial base salary will be $525,000, and he will be eligible to participate in the Company’s annual cash bonus program, with a target bonus amount equal to 115% of his then-current base salary. Mr. Spohn will also be eligible to receive the relocation benefits described in the Company’s Executive Relocation Policy (the “Policy”), including the temporary living benefit described in the Policy and will be eligible to participate in the Company’s employee benefit plans and programs, including any savings or profit sharing plans, deferred compensation plans, equity incentive plans, and health, disability, insurance and other plans made available generally to the Company’s senior executive officers. Upon commencement of Mr. Spohn’s employment, he will be entitled to receive restricted stock units (“RSUs”) with a grant date value of $200,000, with 25% of the RSUs vesting on each annual anniversary of the grant date.

If Mr. Spohn’s employment is terminated without “Cause” or Mr. Spohn resigns for “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Spohn will be eligible to receive the following benefits if he timely signs and does not revoke a release of claims: (i) continued payment of base salary for a period of 18 months; (ii) if his termination occurs following the end of our fiscal year but before the date annual bonuses are paid for that year, payment of his annual bonus for the prior fiscal year based on actual achievement of the relevant performance objectives; (iii) reimbursement by the Company for up to 18 months of that portion of the premiums the Company previously paid for health insurance coverage for him and his eligible dependents of his COBRA premiums to continue such health insurance coverage, or a taxable lump sum payment for the equivalent period in the event payment of such subsidy for COBRA premiums would violate applicable law; and (iv) if the Qualifying Termination (as defined in the Employment Agreement) occurs during the 24-month period after a Change of Control (as defined in the Employment Agreement) immediate accelerated full vesting of his Time-Based Equity Awards (as defined in the Employment Agreement.

If Mr. Spohn’s employment with the Company is terminated as a result of his death or Disability (as defined in the Employment Agreement), Mr. Spohn’s then outstanding unvested Time-Based Equity Awards will become incrementally vested on an accelerated basis as if his Termination Date (as defined in the Employment Agreement) occurred one year later and with respect to Equity Awards (as defined in the Employment Agreement) that are stock options granted to Mr. Spohn on or after the Effective Date, will remain exercisable by Mr. Spohn until the earlier of one year following his Termination Date (as defined in the Employment Agreement) or the expiration of the originally scheduled term, and Mr. Spohn (or his estate, as applicable) will be entitled to receive (i) his Accrued Pay (as defined in the Employment Agreement), (ii) six monthly installment payments of his Base Salary (as defined in the Employment Agreement), and (iii) medical benefits for his dependents (at the same level that they were receiving such coverage as of the Termination Date (as defined in the Employment Agreement)) paid by the Company for the six months following your Termination Date.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

Item 8.01  Other Events.

On April 2, 2020, the Company issued a press release announcing the appointment of Mr. Spohn. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2020		Zovio Inc

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel